AMENDED AND RESTATED
ADVISORY AGREEMENT AMONG
AMERICAN REALTY CAPITAL TRUST, INC.,
AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P.
and
AMERICAN REALTY CAPITAL ADVISORS, LLC

This Amended and Restated Advisory Agreement (this “Agreement”) dated as of June 2, 2010 is among American Realty Capital Trust, Inc., a Maryland corporation (the “Company”), American Realty Capital Operating Partnership, L.P., a Delaware limited partnership (the “OP”), and American Realty Capital Advisors, LLC, a Delaware limited liability company (the “Advisor”). The Company and the OP are sometimes referred to herein collectively as the “Advisees” and each individually as an “Advisee.”

WITNESSETH:

WHEREAS, the Company is a Maryland corporation created in accordance with applicable provisions of the Maryland General Corporation Law, as amended from time to time (the “Maryland GCL”); and

WHEREAS, the purposes of the Company are, as determined from time to time by the board of directors of the Company (the “Board of Directors”), to engage in any lawful business or activity for which a corporation may be created under the Maryland GCL; and

WHEREAS, the Company is the general partner of the OP; and

WHEREAS, the Company desires, on its own behalf and as general partner of the OP, to avail itself of the experience, sources of information, advice and assistance of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Board of Directors, all as provided herein;

WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth; and

WHEREAS, the Company, the OP and the Advisor desire to amend and restate that certain Advisory Agreement, dated January 25, 2008 (the “Initial Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, IT IS AGREED that the Initial Agreement is hereby amended and restated in its entirety to read as follows:

1.           Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Company’s Charter (as herein defined), and the following terms, as used herein, shall have the meanings set forth below:

(a)           “Acquisition Expenses” shall mean expenses related to the Advisee’s selection of, and investment in, real properties and mortgage investments and other investments, whether or not acquired or made, including but not limited to advertising costs, brokerage fees, environmental, engineering and other due diligence expenses, legal fees and expenses, travel and communications expenses, cost of appraisals, accounting fees and expenses, title insurance and miscellaneous other expenses.

(b)           “Acquisition Fee” shall have the meaning set forth in Section 11(a)(i).

(c)           “Affiliate” means a Person who is (i) in the case of an individual, any relative of such Person, (ii) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of any class of the voting securities of or equity interest in such Person; (iii) any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person; or (iv) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of the outstanding voting securities of any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person. For purposes of this definition, the term “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting rights, by contract or otherwise.

(d)           “Asset Management Fee” shall have the meaning set forth in Section 11(a)(ii).

(e)           “Average Invested Assets” shall mean the average, at the end of each calendar month during the calendar quarter in respect of which an Asset Management Fee is being calculated, of the aggregate book value of the Advisees’ assets invested in equity interests in and loans secured by real estate, before reserves for depreciation or bad debt or other similar non-cash reserves.

(f)           “Board of Directors” shall have the meaning set forth in the recitals hereto.

(g)           “Cause” shall mean (x) fraud, criminal conduct, willful misconduct or illegal or negligent breach of fiduciary duty by the Advisor or a breach of this Agreement by the Advisor; or (y) if any of the following events occur: (i) the Advisor shall violate any material provision of this Agreement, and after written notice of such violation, shall not cure such default within 30 days or have begun action within 30 days to cure the default which shall be completed with reasonable diligence, (ii) the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor, for all or substantially all of its property by reason of the foregoing, or if a court of competent jurisdiction approves any petition filed against the Advisor for reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days, (iii) the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts, generally, as they become due.

(h)           “Charter” shall mean the Articles of Incorporation of the Company, as amended from time to time.

(i)           “Financing Coordination Fee” shall have the meaning set forth in Section 11(a)(iii).

(j)           “Good Reason” shall mean, with respect to the termination of this Agreement, (x) any failure to obtain a satisfactory agreement from any successor to an Advisee to assume and agree to perform such Advisee’s obligations under this Agreement; or (y) any material breach (subject to the right to cure set forth in the definition of  “cause” herein) of this Agreement of any nature whatsoever by an Advisee.

(k)           “Independent Director” shall have the meaning set forth in the By-laws of the Company, as amended from time to time.

(l)           “Initial Term” shall have the meaning set forth in Section 17(a).

(m)           “Offering Expenses” shall have the meaning set forth in Article 1 of the Partnership Agreement.

(n)           “Offering Proceeds” shall have the meaning set forth in Section 16.

(o)           “Partnership Agreement” shall mean the Agreement of Limited Partnership of the OP, as amended and restated from time to time.

(p)           “Person” shall mean an individual, corporation, partnership, joint venture, association, company (whether of limited liability or otherwise), trust, bank or other entity, or government or any agency or political subdivision of a government.

(q)           “Property Disposition Fee” shall have the meaning set forth in Section 11(a)(iv).

(r)           “Preferred Return” shall mean the receipt by the stockholders of the Company of (i) a Cumulative Non-Compound Return of 7% per year on such stockholders’ net investment, and (ii) the amount of such net investment.

(s)           “Prospectus” shall mean the final prospectus of the Company in connection with the initial registration of the Shares filed with the SEC on Form S-11, as amended and supplemented from time to time.

(t)           “SEC” shall mean the United States Securities and Exchange Commission.

(u)           “Share” shall mean a share of the Common Stock, par value $0.01, of the Company.

(v)           “Total Operating Expenses” of a Person means the aggregate of all expenses paid or incurred by such Person, but excluding organization and offering expenses, interest payments, taxes, non-cash expenditures, any Acquisition Fee or other acquisition expenses.

2.           Duties of Advisor. The Company, on its own behalf, and as general partner of the OP, hereby retains and appoints the Advisor as the advisor of the Company and the OP to perform the services hereinafter set forth, and the Advisor hereby accepts such appointment, all subject to the terms and conditions hereinafter set forth. In the performance of this undertaking, subject to the supervision of the Board of Directors and consistent with the provisions of the Company’s Charter and the Agreement of Limited Partnership of the OP (the “Partnership Agreement”), the Advisor shall devote sufficient resources to the administration of the Company to discharge is obligations hereunder and shall:

a.           obtain for the Advisees, furnish and/or supervise the services necessary to perform any ministerial functions in connection with the management of the day-to-day operations of the Advisees;

b.           use its best efforts to seek out, present and recommend to the Advisees, whether through its own efforts or those of third parties retained by it, suitable investment opportunities that are consistent with the Advisees’ respective investment objectives and policies and acquisition strategy and objectives, as adopted by the Board of Directors from time to time, and negotiate on behalf of the Advisees with respect to potential investments or the disposition thereof;

c.           exercise absolute discretion, subject to the Board of Directors’ review, in decisions to originate, acquire, retain or sell real properties, provided, that, the Advisor may acquire on behalf of the Advisees any real property with purchase price that is less than $15,000,000, or finance such an acquisition on the Advisees’ behalf, without the prior approval of the Board of Directors if and to the extent that:

i.	the proposed acquisition or financing would not, if consummated, violate or conflict with the investment guidelines of the Advisees as set forth in the Prospectus;

ii.	the proposed acquisition or financing would not, if consummated, violate the restriction set forth in section 2(f) below; and

iii.
the consideration proposed to be paid for such real property does not exceed the fair market value of such property, as determined by a qualified independent real estate appraiser selected in good faith by the Advisor and acceptable to the Independent Directors;

d.           recommend investment opportunities consistent with the Advisees’ respective investment objectives and policies and negotiate on behalf of the Advisees with respect to potential investments or the disposition thereof;

e.           structure the terms and conditions pursuant to which acquisitions of properties will be made, subject to the Board of Directors’ review;

f.           arrange for financing and refinancing of properties, subject to the Board of Directors’ prior approval if such financing or refinancing, when consummated causes the total leverage on each such property or on all such properties in the aggregate to exceed 75% of such property’s or properties’, as the case may be, fair market value;

g.           obtain for the Advisees such other services as may be required in acquiring or disposing of investments, disbursing and collecting the funds of the Advisees, paying the debts and fulfilling the obligations of the Advisees, and handling, prosecuting and settling any claims of the Advisees;

h.           obtain for the Advisees such services as may be required for property management, leasing, mortgage brokerage and servicing, and other activities relating to the investment portfolio of the Advisees;

i.           supervise the servicing of the Advisees’ loan portfolios;

j.           administer the Advisee’s respective bookkeeping and accounting functions, and prepare, or cause to be prepared, statements and other relevant information for distribution to stockholders or partners, as the case may be, including annual and quarterly reports and any filings required by regulatory authorities;

k.           monitor operations and expenses of the Advisees;

l.           from time to time, or as requested by the Board of Directors, make reports to the Advisees as to its performance of the foregoing services;

m.           perform any other powers of the Board of Directors or the Company (as general partner of the OP) which (with respect to the Company) are set forth in the Charter and the Partnership Agreement, as applicable, which may be delegated to it by the Board of Directors from time to time;

n.           render such other services as the Board of Directors deems appropriate; and

o.           do all things necessary to assure its ability to render the services contemplated herein.

3.           Fiduciary Relationship. The Advisor, as a result of its relationship with the Advisees pursuant to this Agreement, stands in a fiduciary relationship with the stockholders of the Company and the partners of the OP.

4.           No Partnership or Joint Venture. The Advisees and the Advisor are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

5.           Records. At all times, the Advisor shall keep books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Advisees and the Advisee’s appointees at any time during the ordinary business hours of the Advisor.

6.           REIT Qualification; Other Limitations on Advisor Actions. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from any action which, in its sole judgment made in good faith, or, in the judgment of the Board of Directors provided that the Board of Directors give the Advisor written notice to such effect, would (a) adversely affect the status of the Company as a real estate investment trust pursuant to Section 856 of the Code; (b) cause the Advisees to be classified as an “investment company” for purposes of the Investment Company Act of 1940, as amended, (c) cause the OP to be classified other than as a partnership for purposes of the Code; (d) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Advisees or over their securities, or (e) be prohibited by the Company’s Charter or the Partnership Agreement of the OP.

7.           Bank Accounts. The Advisor may establish and maintain one or more bank accounts in the name of the Advisees or in its own name as agent for the Advisees and may collect and deposit in and disburse from any such account, any money on behalf of the Advisees, under such terms and conditions as the Board of Directors may approve, provided that no funds in such account shall be commingled with funds of the Advisor. From time to time and upon appropriate request, the Advisor shall render appropriate accounting of such collections and payments to the Board of Directors and the auditors of the Advisees.

8.           Bond. If required by the Board of Directors, the Advisor will maintain a fidelity bond with a responsible surety company in such amounts as may be required by the Board of Directors, covering all members or partners thereof together with employees and agents of the advisor handling funds of the Advisees and investment documents or records pertaining to investments of the Advisees. Such bonds shall inure to the benefit of the Advisees in respect of losses from acts of such partners, employees and agents through theft, embezzlement, fraud, negligence, error or omission or otherwise. The premiums on such bonds shall be paid by the Advisees.

9.           Information Furnished to Advisor. The Board of Directors shall, at all times, keep the Advisor fully informed with regard to the investment policies of the Advisees, including any specific types of real properties, mortgage investments and mortgage securities desired, and any criteria or conditions established by the Board of Directors as to whether the Advisees will make a particular investment, the capitalization policy of the Advisees (including the policy with regard to the incurrence of indebtedness by the Advisees) and their intentions as to the future operations of the Advisees. In particular, the Board of Directors shall notify the Advisor promptly of their intention to either sell or otherwise dispose of any of the Advisees’ investments, to make any new investment, to incur any indebtedness or to issue any additional shares of Common Stock or Preferred Stock of the Company or any partnership interests in the OP.

10.           Consultation and Advice. In addition to the services described above, the Advisor shall consult with the Board of Directors and shall, at the request of the Board of Directors of the Company, furnish advice and recommendations with respect to other aspects of the business and affairs of the Advisees.

11.           Fees and Other Compensation of the Advisor.

a.           The Advisor or its designees shall be entitled to receive from the respective Advisees (except those payable by others as noted below) the following fees and other compensation, which shall be paid to the Advisor by the OP on its own behalf or on behalf of the Company:

(i)    Acquisition Fee. The Advisor or its Affiliates shall receive an acquisition fee (the “Acquisition Fee”) of one percent (1%) of the gross contract purchase price of each property acquired by an Advisee, including the amount of any mortgage securing such property, payable by the OP on behalf of the applicable Advisee upon consummation of the investment; provided, that, the Acquisition Fee, together with any and all Acquisition Expenses and other acquisition fees paid to the Advisor or to any third parties, whether or not affiliated with the Advisor or the Advisees, shall not exceed, in the aggregate, four percent (4.0%) of the gross contract purchase price of a particular property, including the amount of any mortgage securing such property. In the event that such acquisition fees and expenses, including the Acquisition Fee, exceed such limitation, the Acquisition Fee shall be reduced by such excess amount.

(ii)    Asset Management Fee. The Advisor or its Affiliates shall receive an asset management fee (the “Asset Management Fee”) in the form of a of a yearly fee equal to 1% of the contract purchase price of all the properties payable quarterly in advance, on January 1, April 1, July 1 and October 1 based on assets held by the OP on that date, adjusted for appropriate closing dates for individual property acquisitions.

(iii)    Financing Coordination Fee. For services in connection with the origination or refinancing of any debt financing the Advisee obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Advisor or its Affiliates shall receive a financing coordination fee (the “Financing Coordination Fee”) equal to 1% of the amount available and/or outstanding under such financing; provided, however, that the Advisor will not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which the Advisor received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to the Advisor as the Advisees acquire and/or assume such permanent financing.

(iv)    Property Disposition Fee. The Advisor or its Affiliates shall receive an amount equal to up to one-half of the brokerage commission (the “Property Disposition Fee”) paid on the sale of property, not to exceed 3% of the contract price of each property sold; provided, however, in no event may the real estate commissions paid to our Advisor, its Affiliates and unaffiliated third parties exceed 6% of the contract sales price.

(v)    Fees for Additional Services. (i) In the event that the Company’s board of directors elects to internalize any management services provided by the Advisor, neither the Company nor its OP shall pay any compensation or other remuneration to the Advisor or its Affiliates in connection with the internalization transaction. (ii) Subject to Section 15 below, the Advisor shall be entitled to receive compensation for any additional services requested from time to time by the Advisees on separate agreed-upon terms, subject to approval by a majority of the Independent Directors as being fair and reasonable to the Company.

b.           Stockholder/Partner Interests Distributions. The Advisor shall be entitled to receive distributions from the Advisees in respect of any shares of Common Stock of the Company or partner interests of the OP which it holds, along with the other holders of such shares or interests.

12.           Statements. Prior to the payment of any fees hereunder, the Advisor shall furnish to the Advisees a statement showing the computation of the fees, if any, payable under Section 11 hereof.

13.           Expenses of the Company.

a.           The OP, on its own behalf and on behalf of the Company, shall pay all of the Advisees’ expenses. Without limiting the foregoing, it is specifically agreed that the following expenses of an Advisee shall be paid by the OP on its own behalf or on behalf of the Company and shall not be borne by the Advisor unless such expense is a fee or other service for which the Advisor is otherwise receiving a fee from the Advisees:

(i)           the cost of money borrowed by the Advisee;

(ii)          all taxes applicable to the Advisee including, without limitation, taxes on income and on assessments of real property;

(iii)         fees and expenses paid to independent contractors, unaffiliated mortgage servicers, consultants, managers and other agents employed by or no behalf of the Advisee;

(iv)         Acquisition Expenses and expenses directly connected with the ownership and disposition of real property or other investments, and with the purchase or origination of real property and mortgage investments (including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commission, maintenance, repair and improvement of property);

(v)          expenses of maintaining and managing real estate equity interests, processing and servicing mortgage and other loans and managing the Advisee’s other investments;

(vi)         insurance coverage in connection with the business of the Advisee (including officers’, directors’ and partners’ liability insurance);

(vii)        the expenses of dissolving and liquidating the Advisee or revising, amending or modifying its organizational documents;

(viii)       expenses connected with payments of dividends or interest or distribution in cash or any other form made or caused to be made by the Board of Directors to the stockholders or partners, as the case may be, of such Advisee.

(ix)          all expenses connected with communications to stockholders or partners, as the case may be, and other bookkeeping and clerical work necessary in maintaining relations with the stockholders or partners, as the case may be, including the cost of printing and mailing certificates for securities, proxy solicitation materials and reports to holders of the Advisee’s securities;

(x)           the cost of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Advisee;

(xi)          transfer agent’s and registrar’s fees and charges; and

(xii)         other legal, accounting and auditing fees and expenses as well as any costs incurred in connection with any litigation in which the Advisee is involved and the examination, investigation or other proceedings conducted by any regulatory agency with respect to the Advisee.

b.           The Advisor shall bear the expenses it incurs in connection with performing its duties under the advisory agreement. These include salaries and fringe benefits of its directors and officers and travel and other administrative expenses of its directors or officers.

c.           The OP shall reimburse the Advisor and its Affiliates on its own behalf or on behalf of the Company for (i) advertising expenses, expense reimbursements, and legal and accounting fees; (ii) the actual cost of goods and materials used by the Advisees and obtained from entities not affiliated with the Advisor; (iii) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee); (iv) acquisition expenses, which include travel and expenses related to the selection and acquisition of properties, for goods and services provided by the Advisor; (v) rent, leasehold improvement costs, utilities or other administrative items generally constituting Advisor’s overhead; and (vi) expenses related to negotiating and servicing mortgage loans. In no event shall the OP reimburse the Advisor for any services for which the Advisor shall receive a separate fee. The amounts charged to an Advisee for services performed shall not exceed the lesser of (a) the actual cost of such services, or (b) the amount which such Advisee would be required to pay to independent parties for comparable services.

d.           Notwithstanding the foregoing, reimbursements of expenses and payment of fees under this Agreement will be subject to approval by the Board of Directors (including the approval of the majority of Independent Directors).

14.           Reimbursement by Advisor.

a.           For any year which the Company qualifies as a real estate investment trust under the Internal Revenue Code of 1986, as amended, the Advisor shall be obligated to reimburse the Advisees for the amounts, if any, by which the sum of Advisees’ Total Operating Expenses and Asset Management Fees paid during the immediately prior fiscal year exceed the greater of (i) 2.0% of the Company’s and the OP’s Average Invested Assets during the four quarters of such fiscal year, or (ii) 25.0% of the Company’s and the OP’s net income for such fiscal year; provided, however, that the Board of Directors (including a majority of the Independent Directors) may require a lower amount which the Advisor shall be obligated to reimburse the Company, upon a determination that such lower reimbursement amount is justified in light of such unanticipated, unusual or non-recurring factors which may have occurred within sixty (60) days after the end of the quarter for which the excess occurred, and there shall be sent to the stockholders of the Company a written disclosure of such determination, together with an explanation of the factors the Board of Directors considered in arriving at the conclusion that the higher Total Operating Expenses were justified.

15.           Other Activities of Advisor.

(a)           Except as set forth in this Section 15, nothing in this Agreement shall prevent the Advisor or any of its Affiliates from engaging in other business activities related to real estate, mortgage investments or other investments whether similar or dissimilar to those made by any of the Advisees or from acting as advisor to any other person or entity having investment policies whether similar or dissimilar to those of the Company or the OP (including other REITs or partnerships); provided, that, before the Advisor and all Persons controlled by the Advisor may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present an investment opportunity to an Advisee if (i) such opportunity is compatible with such Advisee’s investment objectives and policies (including such Advisee’s requirements relating to all pertinent factors, including diversification, property type and location), (ii) such opportunity is of a character which could be taken by such Advisee, and (iii) the Advisee has the financial resources to take advantage of such opportunity. In furtherance, and not in limitation, of the immediately preceding sentence, neither the Advisor nor any Affiliate of the Advisor may make any investment in residential, retail, industrial and office properties where the investment objective is substantially similar to the investment objectives of the Advisees until such time as seventy five percent (75.0%) of the total gross proceeds (the “Offering Proceeds”) from the offering of the Company’s shares offered for sale pursuant to a registration statement on form S-11 filed with the SEC, following final closing of such offering, have been invested or committed for investment in such properties.

(b)           The Advisor will use its best efforts to present suitable investments to the Advisees consistent with their investment procedures, objectives and policies. If the Advisor or any of its Affiliates is presented with a potential investment in a property which might be made by more than one investment entity which it advises or manages, the decision as to the suitability of the property for investment by a particular entity will be based upon a review of the investment portfolio of each entity and upon factors such as: (i) cash flow from the property; (ii) the effect of the acquisition of the property on the diversification of each entity's portfolio; (iii) rental payments during any renewal period; (iv) the amount of equity required to make the investment; (v) the policies of each entity relating to leverage; (vi) the funds of each entity available for investment; and (vii) the length of time the funds have been available for investment and the manner in which the potential investment can be structured by each entity. To the extent that a particular property might be determined to be suitable for more than one investment entity, priority generally will be given to the investment entity having uninvested funds for the longest period of time.

16.           Term; Termination of Agreement. This Agreement shall continue in force for a period of one year from the date hereof (the “Initial Term”) and thereafter it may be renewed from year to year by written consent of the parties hereto. Notwithstanding any other provision to the contrary, this Agreement may be terminable by the Advisor or by the Advisees (upon determination of the majority of the Independent Directors) at any time upon 60 days’ prior written notice to the non-terminating party. In the event of the termination of this Agreement, the Advisor will cooperate with the Advisees and take all reasonable steps requested to assist the Advisees in making an orderly transition of the advisory function.

17.           Amendments. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by all parties hereto, or their respective successors or permitted assigns, or otherwise as provided herein.

18.           Assignment. This Agreement may not be assigned by the Advisor, except to an Affiliate of the Advisor, and then only upon the consent of the Advisees and the approval of a majority of the Independent Directors. Any assignee of the Advisor shall be bound hereunder to the same extent as the Advisor. This Agreement shall not be assigned by any Advisee without the written consent of the Advisor, except to a corporation, association, trust or other organization which is a successor to such Advisee. Such successor shall be bound hereunder to the same extent as such Advisee. Notwithstanding anything to the contrary contained herein, the economic rights of the Advisor hereunder, including the right to receive all compensation hereunder, may be sold, transferred or assigned by the Advisor without the consent of the Advisees.

19.           Action Upon Termination. From and after the effective date of termination of this Agreement, pursuant to Section 17 hereof, the Advisor shall not be entitled to compensation for further service rendered hereunder but shall be paid all compensation and reimbursed for all expenses accrued through the date of termination within thirty (30) days of such termination. The Advisor shall forthwith upon such termination:

(a)           Pay over to the Advisees all moneys collected and held for the account of such Advisees pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(b)           Deliver to the Advisees a full accounting, including a statement showing all payments collected by it and a statement of all moneys held by it, covering the period following the date of the last accounting furnished to the Advisees; and

(c)           Deliver to the Advisees all property and documents of the Advisees then in the custody of the Advisor.

20.           Incorporation of the Charter and the Partnership Agreement. To the extent the Charter or the Partnership Agreement impose obligations or restrictions on the Advisor or grant the Advisor certain rights which are not set forth in this Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth herein.

21.           Standard of Care.

a.           The duties to be performed by the Advisor pursuant to this Agreement may be performed by it or by officers, members or directors or by Affiliates of the foregoing under the direction of the Advisor or delegated to unaffiliated third parties under its direction.

b.           The Advisor shall look solely to the assets of the Advisees for satisfaction of all claims against the Advisees, and in no event shall any stockholder, partner or director of the Advisees, as the case may be, have any personal liability for the obligations of the Advisees under this Agreement.

22.           Indemnification of Advisor.

a.           Subject to sections (b)-(d) below, the Advisees shall indemnify the Advisor and its Affiliates for any loss arising out of any of their acts or omissions in connection with this Agreement and the Advisor and its Affiliates will be held harmless for any loss of liability suffered by the Advisees.

b.           The Advisees shall not indemnify the Advisor or its Affiliates for any liability loss suffered by the Advisor or its Affiliates, nor shall it hold the Advisor or its Affiliates harmless for any loss or liability suffered by the Advisees unless all of the following conditions are met: (i) the Advisor or its Affiliates determined in good faith that the course of conduct which caused the loss or liability was in the best interests of the Advisees, (ii) the Advisor or its Affiliates were acting on behalf of the Advisees or performing services for the Advisees, (iii) such liability or loss or expense was not the result of negligence or misconduct on the part of the Advisor or its Affiliates and (iv) such indemnification or agreement to hold harmless shall be recoverable only out of the net assets of the Advisees and not from the stockholders, partners or members of the Advisees.

c.           Notwithstanding anything to the contrary in subsection b, the Advisees shall not indemnify the Advisor or its Affiliates or any persons acting as a broker-dealer for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the matter has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority as to indemnification for violations of securities law.

d.           The Advisees will advance amounts to the Advisor or its Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Advisees, (ii) the legal action is initiated by a third party who is not a Stockholder or is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves the advancement and (iii) the Advisor or its Affiliates undertake in writing to repay the advanced funds to the Advisees, together with the applicable legal rate of interest thereon, in cases in which such the Advisor or its Affiliates are found not to be entitled to indemnification.

23.           Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing, and shall be given by delivering such notice by hand or by certified mail, return receipt requested, postage pre-paid, at the following addresses of the parties hereto:

Advisees:

The Company:

American Realty Capital Trust, Inc.
1725 The Fairway
Jenkintown, PA 19046
Attn:     Nicholas S. Schorsch
  Chief Executive Officer

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Attention: Peter M. Fass, Esq.

The OP

American Realty Capital Operating Partnership, L.P.
1725 The Fairway
Jenkintown, PA 19046

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Attention: Peter M. Fass, Esq.

The Advisor:

American Realty Capital Advisors, LLC
1725 The Fairway
Jenkintown, PA 19046
Attn:    Nicholas S. Schorsch
With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Attention: Peter M. Fass, Esq.

Any party may at any time change its address for the purpose of this Section 25 by like notice.

24.           Headings. The section headings herein have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

25.           No Waivers. Neither the failure nor any delay on the party of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrences. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

26.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall together constitute one and the same instrument.

27.           Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

28.           Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Pennsylvania as at the time in effect.

[END OF TEXT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed as of the day and year first above written.

AMERICAN REALTY CAPITAL TRUST, INC.

By:	_________________________________
Name: Nicholas S. Schorsch
Title: Chief Executive Officer

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital Trust, Inc.,
its General Partner

By:	_________________________________
Name: Nicholas S. Schorsch
Title: Chief Executive Officer

AMERICAN REALTY CAPITAL ADVISORS, LLC

By:	_________________________________
Name: Nicholas S. Schorsch
Title: Chief Executive Officer